VOTING INSTRUCTION CARD	ANCHOR SERIES TRUST AND SUNAMERICA SERIES TRUST
JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 27, 2021
VOTING INSTRUCTIONS ARE BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

[INSURANCE COMPANY NAME DROP-IN]

The undersigned hereby instructs the above named insurance company (the “Insurance Company”), on behalf of its Separate Account(s), to transmit voting instructions for all the shares of the Portfolio(s) listed below, each a series of Anchor Series Trust or SunAmerica Series Trust, each a Massachusetts business trust, which are attributable to the variable annuity contract (the “Contract”) for which the undersigned is entitled to give instructions at the Joint Special Meeting of Shareholders (the “Special Meeting”) to be held on Wednesday, October 27, 2021 at 4:00 p.m. (Eastern Time), and any and all adjournments and postponements thereof on all matters coming before the Special Meeting. The Special Meeting will be held in virtual meeting format only. Contract owners must register in advance to attend and participate in the Special Meeting by sending a request to shareholdermeetings@computershare.com.

The Insurance Company will transmit voting instructions for shares attributable to your Contract as indicated on the reverse side of this card, or if no direction is provided when the duly executed voting instruction card is returned, the Insurance Company will vote shares attributable to your Contract “FOR” the Proposal(s), and in accordance with the discretion of the proxies as to any other matter that is properly presented at the Special Meeting. If you fail to return this voting instruction card or return it unsigned, the Insurance Company will transmit voting instructions for all shares attributable to your account value in proportion to all voting instructions for the Portfolio actually received from Contract owners in the Separate Account.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the accompanying Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

PLEASE VOTE, SIGN, AND DATE THIS VOTING INSTRUCTION CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

AIG_32202_062421_VI

PORTFOLIOS	PORTFOLIOS	PORTFOLIOS
SA Columbia Technology Portfolio	SA Wellington Capital Appreciation Portfolio	SA PGI Asset Allocation Portfolio
SA Wellington Government and Quality Bond Portfolio	SA Wellington Strategic Multi-Asset Portfolio	SA WellsCap Aggressive Growth Portfolio

VOTING OPTIONS

Read your proxy statement and have it at hand when voting.

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The Board of Trustees recommends that you vote “FOR” the Proposals.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:    ☒

Proposals

1a.

To approve an Agreement and Plan of Reorganization relating to the SA Columbia Technology Portfolio, a series of SunAmerica Series Trust, pursuant to which the SA Columbia Technology Portfolio will transfer all of its assets to the SA Wellington Capital Appreciation Portfolio (the “Acquiring SA Wellington Capital Appreciation Portfolio”), a newly created series of SunAmerica Series Trust, in exchange for the assumption by the Acquiring SA Wellington Capital Appreciation Portfolio of all of the liabilities of the SA Columbia Technology Portfolio and Class 1, Class 2, and Class 3 shares of the Acquiring SA Wellington Capital Appreciation Portfolio, which shares will be distributed by the SA Columbia Technology Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA Columbia Technology Portfolio	☐	☐	☐

1b.

To approve an Agreement and Plan of Reorganization relating to the SA Wellington Capital Appreciation Portfolio (the “Target SA Wellington Capital Appreciation Portfolio”), a series of Anchor Series Trust, pursuant to which the Target SA Wellington Capital Appreciation Portfolio will transfer all of its assets to the Acquiring SA Wellington Capital Appreciation Portfolio, a newly created series of SunAmerica Series Trust, in exchange for the assumption by the Acquiring SA Wellington Capital Appreciation Portfolio of all of the liabilities of the Target SA Wellington Capital Appreciation Portfolio and Class 1, Class 2, and Class 3 shares of the Acquiring SA Wellington Capital Appreciation Portfolio, which shares will be distributed by the Target SA Wellington Capital Appreciation Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA Wellington Capital Appreciation Portfolio	☐	☐	☐

1c.

To approve an Agreement and Plan of Reorganization relating to the SA PGI Asset Allocation Portfolio, a series of Anchor Series Trust, pursuant to which the SA PGI Asset Allocation Portfolio will transfer all of its assets to the SA JPMorgan Diversified Balanced Portfolio, a series of SunAmerica Series Trust, in exchange for the assumption by the SA JPMorgan Diversified Balanced Portfolio of all of the liabilities of the SA PGI Asset Allocation Portfolio and Class 1, Class 2, and Class 3 shares of the SA JPMorgan Diversified Balanced Portfolio, which shares will be distributed by the SA PGI Asset Allocation Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA PGI Asset Allocation Portfolio	☐	☐	☐

1d.

To approve an Agreement and Plan of Reorganization relating to the SA Wellington Government and Quality Bond Portfolio (the “Target SA Wellington Government and Quality Bond Portfolio”), a series of Anchor Series Trust, pursuant to which the Target SA Wellington Government and Quality Bond Portfolio will transfer all of its assets to the SA Wellington Government and Quality Bond Portfolio (the “Acquiring SA Wellington Government and Quality Bond Portfolio”), a newly created series of SunAmerica Series Trust, in exchange for the assumption by the Acquiring SA Wellington Government and Quality Bond Portfolio of all of the liabilities of the Target SA Wellington Government and Quality Bond Portfolio and Class 1, Class 2, and Class 3 shares of the Acquiring SA Wellington Government and Quality Bond Portfolio, which shares will be distributed by the Target SA Wellington Government and Quality Bond Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA Wellington Government and Quality Bond Portfolio	☐	☐	☐

1e.

To approve an Agreement and Plan of Reorganization relating to the SA Wellington Strategic Multi-Asset Portfolio (the “Target SA Wellington Strategic Multi-Asset Portfolio”), a series of Anchor Series Trust, pursuant to which the Target SA Wellington Strategic Multi-Asset Portfolio will transfer all of its assets to the SA Wellington Strategic Multi-Asset Portfolio (the “Acquiring SA Wellington Strategic Multi-Asset Portfolio”), a newly created series of SunAmerica Series Trust, in exchange for the assumption by the Acquiring SA Wellington Strategic Multi-Asset Portfolio of all of the liabilities of the Target SA Wellington Strategic Multi-Asset Portfolio and Class 1 and Class 3 shares of the Acquiring SA Wellington Strategic Multi-Asset Portfolio, which shares will be distributed by the Target SA Wellington Strategic Multi-Asset Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA Wellington Strategic Multi-Asset Portfolio	☐	☐	☐

1f.

To approve an Agreement and Plan of Reorganization relating to the SA WellsCap Aggressive Growth Portfolio, a series of SunAmerica Series Trust, pursuant to which the SA WellsCap Aggressive Growth Portfolio will transfer all of its assets to the SA JPMorgan Mid-Cap Growth Portfolio, a series of SunAmerica Series Trust, in exchange for the assumption by the SA JPMorgan Mid-Cap Growth Portfolio of all of the liabilities of the SA WellsCap Aggressive Growth Portfolio and Class 1, Class 2, and Class 3 shares of the SA JPMorgan Mid-Cap Growth Portfolio, which shares will be distributed by the SA WellsCap Aggressive Growth Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA WellsCap Aggressive Growth Portfolio	☐	☐	☐

2	To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Joint Special Meeting of Shareholders to Be Held on October 27, 2021.

The Notice and Proxy Statement for this Joint Special Meeting are available at:

https://www.proxy-direct.com/aig-32202

Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below
Note:

Please sign exactly as your name(s) appear(s) on this voting instruction card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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